EXHIBIT 99.1

ROWAN COMPANIES, INC.
OFFSHORE RIG FLEET AND CONTRACT STATUS
As of March 21, 2006

OFFSHORE RIGS
						Contract Status
		Depth (feet) (b)		Year in			Day Rate	Estimated
Name	Class (a)	Water	Drilling	Service	Location	Customer	(in thousands)	Duration (h)
Cantilever Jack-up Rigs:
240C #2 (i)	240-C	400	35,000	2009	TBD	TBD	TBD	TBD
240C #1 (i)	240-C	400	35,000	2008	TBD	TBD	TBD	TBD
Tarzan IV (i)	225-C	300	35,000	2007	TBD	TBD	TBD	TBD
Hank Boswell (i)	225-C	300	35,000	2006	TBD	TBD	TBD	TBD
Bob Keller (c)(d)	225-C	300	35,000	2005	Gulf of Mexico	El Paso	Mid 160s	July 2006
						El Paso	Low 170s	January 2007
Scooter Yeargain (c)(d)	225-C	300	35,000	2004	Gulf of Mexico	ExxonMobil	Low 130s	June 2006
Bob Palmer (c)(d)	224-C	550	35,000	2003	Gulf of Mexico	Marathon	Low 120s	May 2006
						GOM Operator	Mid 210s	July 2008
Rowan Gorilla VII (c)(e)	219-C	400	35,000	2002	North Sea	Maersk	Low 180s	August 2006
						Maersk	Mid 250s	August 2007
Rowan Gorilla VI (c)(e)	219-C	400	35,000	2000	E. Canada	Husky	Low 150s	April 2006
						Husky	Mid 170s	May 2006
						Husky	Low 200s	November 2006
					North Sea	NS Operator	Mid 280s (j)	July 2007
					North Sea	NS Operator	Mid 260s (j)	February 2008
Rowan Gorilla V (c)(e)	219-C	400	35,000	1998	North Sea	Total Elf	Mid 130s	January 2007
Rowan Gorilla IV (c)(d)	200-C	450	35,000	1986	Gulf of Mexico	Newfield	Mid 110s	March 2006
						El Paso	Low 170s	May 2006
Rowan Gorilla III (c)(d)	200-C	450	30,000	1984	Gulf of Mexico	Stone	Low 100s	May 2006
					Trinidad	EOG Trinidad	High 180s	August 2007
Rowan Gorilla II (c)(d)	200-C	450	30,000	1984	Gulf of Mexico	Remington	Mid 130s	March 2006
Rowan-California (c)	116-C	300	30,000	1983	Middle East	Saudi Aramco	Mid 110s	April 2009
Cecil Provine (c)(g)	116-C	300	30,000	1982	Gulf of Mexico	Apache	Low 150s	June 2006
Gilbert Rowe (c)(d)	116-C	350	30,000	1981	Gulf of Mexico	Newfield	Low 140s	June 2006
Arch Rowan (c)(d)	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	April 2009
Charles Rowan (c)(d)	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	April 2009
Rowan-Paris (c)(d)	116-C	350	30,000	1980	Gulf of Mexico	Apache	Mid 150s	September 2006
Rowan-Middletown (c)(d)	116-C	350	30,000	1980	Middle East	Saudi Aramco	Mid 110s	April 2009

Conventional Jack-up Rigs:
Rowan-Juneau (c)(f)	116	300	30,000	1977	Gulf of Mexico	Newfield	Mid 90s	May 2006
						Newfield	Low 130s	August 2006
Rowan-Alaska (c)(f)	84	350	30,000	1975	Gulf of Mexico	Devon	Low 160s	November 2006
Rowan-Anchorage (c)	52	250	20,000	1972	Gulf of Mexico	Remington	Mid 100s	May 2006

(a) Indicated class is a number assigned by LeTourneau, Inc. to jack-ups of its design and construction. Class 200-C is a Gorilla class unit designed for extreme hostile environment capability. Class 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class.
Class 224-C is a Super Gorilla XL class unit. Class 225-C is a Tarzan Class unit. Class 240-C is a 240C class unit.

(b) Indicates rated water depth in current location and rated drilling depth

(c) Unit equipped with a top-drive drilling system

(d) Unit equipped with three mud pumps

(e) Unit equipped with four mud pumps

(f) Unit equipped with a skid base unit

(g) Unit sold and leased back under an agreement expiring in 2008

(h) Indicates estimated completion date of work to be performed

(i) Indicates units planned or currently under construction with anticipated year of completion

(j) Reflects the contracted base day rate and is exclusive of any additional fees related to mobilization or equipment upgrades.

Disclaimer:
ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT
INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE,
AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.